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                         MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement is made as of the 1st day of January, 1993 by and between JEFFERSON SMURFIT CORPORATION, a Delaware corporation ("JSC"), and SEQUOIA PACIFIC VOTING EQUIPMENT INC., a Delaware corporation ("SPVE").

                              W I T N E S S E T H:

         WHEREAS, SPVE wishes to vest control of the management of the business and affairs of SPVE in JSC in accordance with the terms and to the extent set forth herein; and

         WHEREAS, the parties hereto wish to set forth certain matters concerning the provision of such services by JSC.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, JSC and SPVE agree as follows:

         1.  Management Services.

                  (a) The parties hereby agree that, during the period beginning on the date hereof and continuing throughout the term hereof, JSC and its subsidiaries and affiliates shall provide to SPVE (x) general management, supervision and administrative services, and the preparation of the annual and long-term business plans of SPVE ("General Management Services"), and (y) such of the following services (the "Elective Services") as SPVE shall in accordance with Paragraph 2 hereof determine SPVE requires at any time during the term hereof:

                      (i) Management operating information systems (i.e., cost
                 estimating, customer order entry and reporting, invoicing, roll stock inventory and reporting,








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                 payroll reporting, price tracking, sales analysis,
                 forecasting, purchase order reporting, and credit management reporting);

                      (ii) Management financial information services (i.e.,
                 general ledger, payroll, accounts receivable, accounts payable and fixed assets reports), accounting services, internal auditing services, tax reporting and related services, and financial management and treasury services;

                      (iii) Legal services;

                      (iv) Manufacturing and engineering services;

                      (v) Research and development services and services
                 pertaining to patents;

                      (vi) Employee pension plan and benefits management,
                 employee group insurance management, property and casualty insurance management, risk management services, and employee health and safety and personnel management services;

                      (vii) Traffic and transportation management and leased-car program services;

                      (viii) Purchasing services;

                      (ix) Industrial relations services;

                      (x) Public relations and marketing services;

                      (xi) Planning services;

                      (xii) Compliance Program administration and services; and

                      (xiii) All other services to be provided to SPVE by JSC
                 and its


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                 subsidiaries and affiliates in accordance with Paragraph 2 hereof.

(The General Management Services and the Elective Services are hereinafter sometimes referred to collectively as the "Services", and the General Management Services and each of the Elective Services are hereinafter sometimes referred to individually as a "Service").

                  (b) Any Service provided to SPVE hereunder shall be reasonably necessary in the conduct of its business.

                  (c) Any Service hereunder shall be provided to SPVE only by JSC and its subsidiaries and affiliates or such consultants, subcontractors or agents as may be selected from time to time by JSC.

         2. Election by SPVE.

             At any time hereafter, the President and Chief Executive Officer of SPVE shall notify JSC as to the Elective Services (if any) that JSC is to provide to SPVE. Thereafter, JSC shall submit a fee proposal for same, and if accepted by said officer of SPVE, JSC shall provide and SPVE shall obtain and pay JSC for, those Elective Services as to which the parties have agreed.

         3.  Fees; Payment.

         (a) In consideration for the General Management Services provided by JSC to SPVE hereunder, SPVE shall pay to JSC annual fees or compensation therefor (not including any related out-of-pocket expenses) in the amount of One Percent (1%) of annual consolidated gross sales of SPVE.

         (b) In consideration for each Elective Service provided to SPVE hereunder SPVE shall pay to JSC an amount equal to the agreed-upon fee for the same; provided, however,


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in no event, shall such fee be higher than that which would be charged in a commercial, unrelated third-party transaction for comparable services.

         (c) In addition to the fees referred to in Paragraphs (3)a) and 3(b) hereof, SPVE shall also pay to JSC an amount equal to all out-of-pocket expenses paid by JSC in providing the General Management Services hereunder and/or Elective Services hereunder including fees and expenses paid to consultants, subcontractors and other third parties, in connection with such services.

         (d) On or before the twentieth (20th) day of each month, JSC shall furnish to SPVE bills for the Services hereunder (plus related expenses) during the immediately preceding month. Each such bill shall specify the fee billed for each service provided during such previous month and shall identify in reasonable detail any out-of-pocket expenses included in such bill.

         (e) Each bill furnished to SPVE hereunder shall be paid in full within ten (10) days of the date of such bill. All payments of such bills shall be sent to JSC at the following address:

                  Jefferson Smurfit Corporation
                  8182 Maryland Avenue
                  P. O. Box 66820
                  St. Louis,  Missouri  63105
                  Attention:  Mr. John R. Funke

or to such other address as JSC may specify from time to time by written notice to SPVE.



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         4.  Direct Expenses.

         It is understood that the consideration to be paid by SPVE to JSC for Services hereunder shall not be in lieu of, and that SPVE shall be directly liable for, direct expenses incurred by SPVE, or by JSC on SPVE's behalf (other than the out-of-pocket expenses billed to SPVE by JSC pursuant to Paragraphs 3(c) and 3(d) hereof), for services rendered to SPVE by third parties, including, but not limited to, legal and accounting fees and insurance premiums. SPVE shall pay any compensation (including employee benefit costs and any related out-of-pocket expenses) to officers and other employees of SPVE who provide substantially full-time services to SPVE, notwithstanding that said officers and other employees may simultaneously be officers or employees of JSC or one of its subsidiaries or affiliates.

         5.  Term.

         The term of this Agreement shall commence on the date hereof and shall continue until terminated upon not less than sixty (60) days' prior written notice given at any time by either party to the other party.

         6.  Events of Default.

         Any one of the following shall constitute an Event of Default:

                  (a) The failure (other than by reason of an Event of Force Majeure (as defined in Paragraph 8 hereof) or refusal of any party to comply with, and perform its obligations under, this Agreement and such failure or refusal continues unremedied for more than sixty (60) days after written notice of the existence of such failure or refusal shall have been given to the failing or refusing party by any of the parties;



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         (b) JSC or SPVE is declared insolvent or bankrupt by any court of competent jurisdiction, or a voluntary petition in bankruptcy is filed in any court of competent jurisdiction by either of them;

                  (c) An involuntary petition in bankruptcy is filed in any court of competent jurisdiction against JSC or SPVE and within forty-five (45) days thereafter shall not have been dismissed or stayed (and, in the event of any such stay, such stay shall not have been set aside and the petition dismissed within forty-five (45) days after the stay shall have been granted);

                  (d) A trustee or receiver is appointed for JSC or SPVE and remains undischarged for more than forty-five (45) days after being appointed;

                  (e) A proceeding seeking a reorganization, arrangement, liquidation or dissolution, of JSC or SPVE is instituted in a court of competent jurisdiction and remains undismissed for more than forty-five (45) days after being instituted; or

                  (f) JSC or SPVE voluntarily seeks any such reorganization or arrangement or makes an assignment for the benefit of creditors.

         7.  Limitation of Liability; Indemnification.

                  (a) JSC and its subsidiaries and affiliates shall not be liable to SPVE, to any director, officer, stockholder, consultant or subcontractor, of SPVE, or to any person or entity controlling SPVE or any such stockholder, consultant or subcontractor of SPVE, for any cost, damage, expense or loss, including without limitation any special, indirect, consequential or punitive damages, of SPVE or any such officer, director, stockholder, consultant, subcontractor or controlling person or entity, allegedly arising out of (i) JSC's



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and/or its subsidiaries' and/or affiliates' failure to perform any services for
SPVE hereunder or the misperformance of any such service, or (ii) SPVE's or such officer's, director's, stockholder's, consultant's, subcontractor's or controlling person's or entity's reliance on any advice or data JSC and/or its subsidiaries and affiliates may provide to SPVE pursuant to this Agreement.

                  (b) SPVE shall indemnify JSC and each of its subsidiaries, affiliates, officers, directors, employees, consultants and subcontractors, and any Person or entity controlling JSC, its subsidiaries or affiliates, or any such consultant or subcontractor and shall hold JSC and its subsidiaries and affiliates and each such officer, director, employee, consultant, sub-contractor and controlling person or entity, harmless against any damage, loss, cost or expense (including court costs and reasonable attorneys' fees) which JSC, and its subsidiaries and affiliates, or any such officer, director, employee, consultant, sub-contractor or controlling Person or entity, may sustain or incur by reason of any claim, demand, suit or recovery by any Person or entity arising in connection with this Agreement or out of JSC's, its subsidiaries' or affiliates', or any consultant's or subcontractor's, performance of JSC's obligations under this Agreement, provided, however, that no officer of JSC may benefit from the foregoing indemnity in the event of his serious criminal conduct, fraud or dishonesty.

         8.  Force Majeure.

                  This Agreement shall not be terminated as a result of any failure of a party to perform any of its obligations hereunder if such failure is due to circumstances beyond its control (an "Event of Force Majeure"), including, but not limited to, any requisition by any



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government authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo, or prohibition imposed by any governmental body or agency having authority over the party, provided that at such time as an Event of Force Majeure no longer exists, the respective obligations of the parties hereto shall be reinstated and this Agreement shall continue in full force and effect. The party affected by an Event of Force Majeure shall give prompt notice thereof to the other parties hereto and each party each shall use its best efforts to minimize the duration and consequences of, and to eliminate, any such Event of Force Majeure.

         9.  Notices.

                  All notices and other communications required by or specifically provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) when sent by telex or telecopier with answer back received, (c) twenty-four (24) hours after having been deposited with any overnight courier, next-day delivery, or (d) seventy-two
(72) hours after having been deposited in the U.S. mails, certified mail with return receipt requested and postage prepaid, and in any case addressed to the party for which it is intended at that party's address as set forth below, or at such other address as the addressee shall have designated by notice hereunder to the other party.

         If to JSC:

                  Jefferson Smurfit Corporation
                  8182 Maryland Avenue
                  St. Louis, Missouri  63l05


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                  Attention:  J. R. Funke, Vice President

         If to SPVE:

                  Sequoia Pacific Voting Equipment Inc.
                  Jones & Gifford Avenue
                  P. O. Box 1399
                  Jamestown, New York  14702
                  Attention:  J. A. Hayssen, President

Any notice or request sent by telecopier or similar facsimile telecommunication shall be confirmed promptly by the sending of a copy of such notice or request to the addressee thereof by prepaid certified mail, return receipt requested.

         10.  Amendment; Assignment; Binding Effect.

                  This Agreement may be amended or modified only by a written instrument signed by the parties hereto. Neither party shall assign or transfer this Agreement, in whole or in part, or any of such party's rights or obligations hereunder, to any other person or entity without the prior written consent of the other party.

         11.  Waiver; Severability.

                  The failure of a party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any right, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other


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respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal or


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unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

         12. Relationship of the Parties.

                  In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party.

         13.  Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of laws rules and laws.


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         14.  Entire Agreement.

                  This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                   JEFFERSON SMURFIT CORPORATION

                                        By:____________________________
                                           James B. Malloy, President,
                                             Chief Executive Officer and
                                             Chief Operating Officer

                                   SEQUOIA PACIFIC VOTING EQUIPMENT INC.

                                        By:____________________________
                                           J. A. Hayssen, President and
                                             Chief Executive Officer


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